UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2017

Neff Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36752	37-1773826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400, Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

(305) 513-3350

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                     Other Events.

On September 25, 2017, Neff Corporation (the “Company”) issued a joint press release with United Rentals, Inc. announcing that, on September 21, 2017, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the proposed merger of UR Merger Sub III Corporation (the “Merger Sub”) with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 16, 2017 (the “Merger Agreement”), by and among the Company, United Rentals (North America), Inc., and the Merger Sub.  A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger. The closing of the Merger remains subject to the satisfaction or waiver of the remaining conditions to the Merger set forth in the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Copy of Joint Press Release issued by Neff Corporation and United Rentals, Inc., dated September 25, 2017.

Exhibit Index

Exhibit No.	Description

99.1	Copy of Joint Press Release issued by Neff Corporation and United Rentals, Inc., dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: September 25, 2017	By:	/s/ Mark Irion
Mark Irion
Chief Financial Officer